                                                                    EXHIBIT 99.1

PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE


      CONTACT:
      Kate O'Sullivan                            Eric Warren
      Alexander Communications                   Ascend Communications
      (415) 923-1660                             (510) 747-6683
      kosulliv@alexandercom.com                  eric.warren@ascend.com
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         FORMER FCC CHAIR REED HUNDT JOINS ASCEND'S BOARD OF DIRECTORS;
       DR. HASSAN AHMED ASSUMES RESPONSIBILITY FOR CORE SYSTEMS DIVISION

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ALAMEDA, CALIF., (BUSINESS WIRE) -- July 2, 1998 -- Ascend Communications,
Inc. (NASDAQ: ASND) announced today that former Federal Communications Commission (FCC) Chairman Reed E. Hundt has joined the company's board of directors. Hundt is well-known for having presided over the implementation of the historic Telecommunications Act of 1996, which dramatically changed the US telecommunications landscape. He also helped negotiate the World Trade Organization Telecommunications agreement opening markets in 69 countries to competition and dropping barriers to foreign investment.

"We are excited that Reed Hundt has agreed to join Ascend's board of directors," said Mory Ejabat, president and chief executive officer of Ascend. "Reed is a true visionary in this industry having led the effort to free up telecom competition that is today yielding benefits for individuals and businesses across the US, and abroad. He understands Ascend's vision, and we expect he will make a significant contribution to the company."
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Ascend also announced that Daniel E. Smith, executive vice president and general manager of the Core Systems Division, has resigned from the company and the board of directors, effective July 6, 1998. Dr. Hassan Ahmed will replace
Smith as executive vice president and general manager of the Core Systems Division. Ahmed has been with the company since July 1995, having served most recently as Ascend's vice president and general manager of Core Switching, and prior to that, as vice president of engineering and chief technology officer for Cascade Communications Corp. Before joining Cascade, Ahmed served as a technical consultant for a number of leading technology companies. During this time, he also was an associate professor in the Electrical Engineering, Computer Science and Systems Engineering Department at Boston University.

"As president of Cascade Communications and more recently as executive vice president of Ascend, Dan Smith has made major contributions to this company and the telecommunications industry as a whole for which we thank him," said Ejabat. "And while Dan's loss will be felt, we expect Hassan will continue the great work that he has done thus far and aptly take on this new challenge."

ABOUT ASCEND COMMUNICATIONS
---------------------------

Ascend Communications, Inc. develops, manufactures, services, and sells wide area networking solutions for telecommunications carriers, Internet service providers, and corporate customers worldwide.

Press and industry analysts, please contact Kate O'Sullivan, Alexander Communications, 415-923-1660, kosulliv@alexandercom.com; Investors and
                              ---------------------------
financial analysts, please contact Kristina Graziano, 510-747-2345,

kristina.graziano@ascend.com; for all other inquiries please call toll-free:
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800/ASCEND4.



For more information about Ascend and its products, please visit the Ascend web site at www.ascend.com, or send e-mail to info@ascend.com. Ascend is
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headquartered at One Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, Calif.
94502; phone is 800/ASCEND4 and fax is 510-814-2300.

The foregoing statements may contain forward looking statements that are based on current expectations and involve risks and uncertainties. Actual results could differ materially from these expectations as a result of factors including, but not limited to, the Company's success in developing, introducing or shipping new products, competition, the mix of distribution channels employed, the Company's dependence on single or limited source suppliers for certain components used in its products, risks inherent in international sales, seasonality and general economic conditions. These and other factors are discussed in Ascend's 10-K, 10-Q and other filings made periodically with the Securities and Exchange Commission.


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